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                                                                   EXHIBIT 10(r)

                                 AMENDMENT TO
                            RESTATED TIDEWATER INC.
                           1997 STOCK INCENTIVE PLAN



     WHEREAS, Tidewater, Inc., a Delaware corporation (the "Company"), restated the Tidewater Inc. 1997 Stock Incentive Plan (the "Plan") effective October 1, 1999; and

     WHEREAS, the Company wishes to amend the Plan to extend the post-retirement exercise period of options granted to non-employee directors under the Plan in 1997 and to be granted in the future to non-employee directors under the Plan;

     NOW, THEREFORE, pursuant to the power provided to the Board in Section 9.10.A. of the Plan, Section 8.4 of the Plan entitled "Exercise After Termination of Board Service" is hereby amended to read in its entirety as follows:

          In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that

               (a) In the event of termination of Board service as a result of death or disability, the stock options must be exercised within two years from the date of termination of Board service;

               (b) As to stock options granted to Outside Directors under the Plan on the dates of the annual meetings of stockholders of Tidewater held in 1998 and 1999, in the event of termination of Board service as a result of retirement on or after reaching age 65, the stock options must be exercised within two years from the date of termination of Board service;

               (c) As to stock options granted to Outside Directors under the Plan on the date of the annual meetings of stockholders of Tidewater held in 1997 and in the year 2000 and thereafter, in the event of termination of Board service as a result of retirement on or after reaching age 65, stock options must be exercised within five years from the date of termination of Board service;

     and further provided, that no stock options may be exercised later than 10 years after the date of grant.
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     This Amendment is executed effective the 9th day of June, 2000.

                                    TIDEWATER INC.



                                    By:  s/Cliffe F. Laborde
                                         ---------------------
                                         Cliffe F. Laborde
                                         Senior Vice President, Secretary
                                         and General Counsel

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